Exhibit 99.1

FOR IMMEDIATE RELEASE

INC Research Reports First Quarter 2015 Results

•	First quarter 2015 net new business awards of $255.5 million, as compared to $280.9 million in the first quarter of 2014, and a book-to-bill ratio of 1.2x

•	Net service revenue of $211.5 million for the quarter, representing growth of 14.5% over 2014

•	GAAP diluted earnings per share of $0.40 and adjusted diluted earnings per share of $0.42 for the first quarter of 2015

RALEIGH, N.C, April 27, 2015, INC Research Holdings, Inc. (Nasdaq: INCR), a leading global Phase I to Phase IV contract research organization, today reported financial results for the first quarter ended March 31, 2015.
Net service revenue for the three months ended March 31, 2015 increased by 14.5% to $211.5 million, compared to $184.7 million for the three months ended March 31, 2014. Net service revenue growth resulted primarily from an increase in new business awards over the last 18 months, lower cancellation rate of previously awarded business and favorable revenue mix. The growth in our revenue in 2015 was particularly strong in the CNS, Oncology and other complex therapeutic areas. During the three months ended March 31, 2015, fluctuations in foreign currency exchange rates resulted in an unfavorable impact of $9.1 million on net service revenue compared to the three months ended March 31, 2014.
Income from operations for the three months ended March 31, 2015 increased 122.1% to $32.4 million, compared to $14.6 million for the three months ended March 31, 2014. Operating margin for the first quarter was 15.3% compared to 7.9% for the same period in the prior year. The Company's income from operations includes certain expenses and transactions that the Company believes are not representative of its core operations. Excluding these items, adjusted income from operations was $46.4 million for the three months ended March 31, 2015, compared to $25.7 million for the three months ended March 31, 2014, representing growth of 80.6%. Adjusted operating margin for the three months ended March 31, 2015, was 22.0%, compared to 13.9% for the same period in the prior year.
The Company reported net income for the three months ended March 31, 2015 of $25.3 million, resulting in diluted earnings per share of $0.40, compared to a net loss of $1.6 million, or $(0.03) per diluted share, for the three months ended March 31, 2014. Adjusted net income for the three months ended March 31, 2015 was $26.3 million, or $0.42 per diluted share, compared to $6.2 million, or $0.12 per diluted share, for the same period in the prior year. During the three months ended March 31, 2015, the overall impact of fluctuations in foreign currency exchange rates on net income and adjusted net income was not significant.
“INC Research achieved strong results for the first quarter,” commented Chief Executive Officer Jamie Macdonald. "Our operating and financial performance demonstrated the continued strength of our growing global organization and keen focus on operational efficiency to deliver improved profitability for our shareholders. Our ability to build strategic relationships across the clinical research enterprise in support of our customers’ goals is being increasingly recognized as a key differentiator, with INC Research once again being named ‘Top CRO to Work With’ among large global CROs in the 2015 CenterWatch Global Investigative Site Relationship Survey.”
Adjusted EBITDA for the three months ended March 31, 2015 increased 57.1% to $51.2 million, up from $32.6 million for the three months ended March 31, 2014. Adjusted EBITDA was not significantly impacted by fluctuations in foreign exchange rates. Adjusted EBITDA margin increased from 17.6% in the first quarter of 2014 to 24.2% in the first quarter of 2015.
Important disclosures about and reconciliations of non-GAAP measures, including adjusted income from operations, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, EBITDA and adjusted EBITDA, to the corresponding GAAP measures, are provided below and attached to this press release.
New Business Awards and Backlog
Backlog was $1.6 billion as of March 31, 2015 and 2014, respectively. For the three and twelve months ended March 31, 2015, fluctuations in foreign currency exchange rates resulted in an unfavorable impact on our March 31, 2015 backlog in the amount of $38.9 million and $87.5 million, respectively, primarily due to the weakening of the Euro and British Pound against the U.S. dollar. Net new business awards were $255.5 million for the three months ended March 31, 2015 as compared to $280.9 million for the three months ended March 31, 2014, representing a book-to-bill ratio of 1.2x for the three months ended March 31, 2015.
2015 Credit Agreement and Share Repurchase
In April 2015, the Company arranged the terms of a new $675 million credit agreement ("2015 Credit Agreement") comprised of a $525 million term loan and a $150 million revolving credit facility. The Company expects to enter into the 2015 Credit Agreement in the second quarter of 2015 upon satisfaction of customary closing conditions. The Company anticipates using the proceeds from the $525 million term loan and cash on hand to repay the outstanding term loan under its existing 2014 Credit Agreement, pay the transaction costs associated with the 2015 Credit Agreement and repurchase up to $150 million of its Class A common stock from investment funds affiliated with Avista Capital Partners, L.P. (“Avista”) and Ontario Teachers’ Pension Plan Board (“OTPP”). It is anticipated the 2015 Credit Agreement will reduce the interest rate on the Company's term loan to LIBOR plus 2% at inception; increase its required minimum principal payments to 5% of the outstanding balance in the first year, increasing to 7.5% in years two and three, 10% in year four and 12.5% in year five; and require a maximum secured net leverage ratio and minimum interest coverage ratio covenants.

Business Outlook
The Company is updating its 2015 full-year guidance as outlined in the following table. The guidance takes into account a number of factors, including current foreign currency exchange rates, expected tax rates, the Company’s overall outlook and the refinancing activities mentioned above. The following guidance does not reflect the net impact of the stock repurchase, as the impact will vary depending on the number of shares repurchased.

	Guidance Issued		Guidance Issued
	4/27/2015		2/24/2015
	Low	High	Low	High
Net service revenue	$880 million	$905 million	$870 million	$900 million
GAAP diluted EPS	$1.13	$1.29	$1.00	$1.17
Adjusted diluted EPS	$1.40	$1.52	$1.19	$1.29
Important disclosures about and reconciliations of non-GAAP measures, adjusted net income and diluted adjusted earnings per share to the corresponding GAAP measures are provided below and attached to this press release.
Webcast and Conference Call Details
INC Research will host a conference call at 8:00 a.m. EST on April 27, 2015, to discuss its first quarter 2015 financial results. The live webcast will be available in listen-only mode on the Events section of the Company's Investor Relations website at www.investor.incresearch.com. To participate via phone, please dial +1 (877) 930-8058 within the United States or +1 (253) 336-7551 outside the United States, approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 31138881.
An archived replay of the conference call will be available online at www.investor.incresearch.com after 1:00 p.m. EST on April 27, 2015. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 (855) 859-2056 within the United States or +1 (404) 537-3406 outside the United States. The audio replay ID is 31138881.
About INC Research
INC Research (Nasdaq: INCR) is a leading global contract research organization ("CRO") providing the full range of Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industries. Leveraging the breadth of our service offerings and the depth of our therapeutic expertise across multiple patient populations, INC Research connects customers, clinical research sites and patients to accelerate the delivery of new medicines to market. The Company was ranked “Top CRO to Work With” among large global CROs in the 2015 CenterWatch Global Investigative Site Relationship Survey. INC Research is headquartered in Raleigh, NC, with operations across six continents and experience spanning more than 100 countries. For more information, please visit www.incresearch.com.

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release, including our updated 2015 guidance, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: fluctuations in our financial results; our ability to maintain or generate new business awards; our backlog not being indicative of future revenues and our ability to realize the anticipated future revenue reflected in our backlog; our ability to adequately price our contracts and not overrun cost estimates; our customer or therapeutic area concentration; international economic, political and other risks; our ability to increase our market share, grow our business and execute our growth strategies; and the other risk factors set forth in our Form 10-K for the year ended December 31, 2014 and other SEC filings, copies of which are available free of charge on our website at www.incresearch.com. INC Research assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with GAAP, this press release contains certain non-GAAP financial measures, including Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income (including Adjusted Diluted Earnings per Share), EBITDA, and Adjusted EBITDA. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the Company.
INC Research defines Adjusted Income from Operations as income from operations excluding certain expenses such as management fees that terminated in connection with our initial public offering, acquisition-related amortization, restructuring costs, transaction expenses, non-cash stock compensation expense, contingent consideration related to acquisitions, and asset impairment charges. The Company defines Adjusted Operating Margin as adjusted income from operations as a percent of net service revenue.
INC Research defines Adjusted Net Income (including Adjusted Diluted Earnings per Share) as net income (including Diluted Earnings per Share) excluding amortization, other income (expense) and the items excluded from adjusted income from operations mentioned previously. After giving effect to these items, we have also included an adjustment to our income tax rate to reflect the expected long-term income tax rate.
EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding certain expenses such as management fees that terminated in connection with our initial public offering, restructuring costs, transaction expenses, non-cash stock compensation expense, contingent consideration related to acquisitions, asset impairment charges, debt refinancing expenses and other income/expense.
The Company presents EBITDA because it believes it is a useful metric for investors as it is commonly used by investors, analysts and debt holders to measure our ability to service our debt obligations, fund capital expenditures and meet working capital requirements.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate our core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted Income from Operations, Adjusted Operating Margin, and Adjusted Net Income (including Adjusted Diluted Earnings per Share) are used by management and the Board to assess our business, as well as by investors and analysts, to measure our performance. Adjusted EBITDA is also a useful metric for management and investors to measure our ability to service our debt obligations.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.  Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact:
Ronnie Speight
Vice President, Investor Relations
Phone: +1 (919) 745-2745
Email: Investor.Relations@incresearch.com

Press/Media Contact:
Lori Dorer
Senior Director, Corporate Communications
Phone: +1 (513) 345-1685
Email: Corporate.Communications@incresearch.com

INC Research Holdings, Inc. and Subsidiaries
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net service revenue	$211,514	$184,700
Reimbursable out-of-pocket expenses	97,403	82,077
Total revenue	308,917	266,777

Costs and operating expenses:
Direct costs	125,448	120,764
Reimbursable out-of-pocket expenses	97,403	82,077
Selling, general and administrative	35,800	32,185
Restructuring and other costs	(418)	758
Transaction expenses	122	2,042
Asset impairment charges	3,931	—
Depreciation	4,766	6,869
Amortization	9,478	7,502
Total operating expenses	276,530	252,197
Income from operations	32,387	14,580

Other income (expense), net:
Interest income	84	182
Interest expense	(5,389)	(16,083)
Other income, net	3,466	1,378
Total other expense, net	(1,839)	(14,523)
Income before provision for income taxes	30,548	57
Income tax expense	(5,292)	(1,609)
Net income (loss)	25,256	(1,552)
Class C common stock dividends	—	(125)
Net income (loss) attributable to common stockholders	$25,256	$(1,677)

Income (loss) per share attributable to common stockholders:
Basic	$0.41	$(0.03)
Diluted	$0.40	$(0.03)
Weighted average common shares outstanding:
Basic	61,244	51,897
Diluted	63,103	51,897

INC Research Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net service revenue	$211,514	$184,700

Adjusted Income from Operations:
GAAP income from operations	$32,387	$14,580
Amortization	9,478	7,502
Restructuring and other costs	(418)	758
Transaction expenses(a)	122	2,042
Asset impairment charges(b)	3,931	—
Stock-based compensation	707	531
Contingent consideration treated as compensation expense(c)	221	153
Monitoring and advisory fees(d)	—	142
Adjusted Income from Operations	$46,428	$25,708
GAAP Operating Margin	15.3%	7.9%
Adjusted Operating Margin	22.0%	13.9%

EBITDA and Adjusted EBITDA:
Net income (loss) as reported	$25,256	$(1,552)
Interest expense, net	5,305	15,901
Income tax expense	5,292	1,609
Depreciation	4,766	6,869
Amortization	9,478	7,502
EBITDA	50,097	30,329
Restructuring and other costs	(418)	758
Transaction expenses(a)	122	2,042
Asset impairment charges(b)	3,931	—
Stock-based compensation	707	531
Contingent consideration treated as compensation expense(c)	221	153
Monitoring and advisory fees(d)	—	142
Other income	(3,466)	(1,378)
Adjusted EBITDA	$51,194	$32,577

INC Research Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Adjusted Net Income:
Net income (loss) as reported	$25,256	$(1,552)
Amortization	9,478	7,502
Restructuring and other costs	(418)	758
Transaction expenses(a)	122	2,042
Asset impairment charges(b)	3,931	—
Stock-based compensation	707	531
Contingent consideration treated as compensation expense(c)	221	153
Monitoring and advisory fees(d)	—	142
Other income	(3,466)	(1,378)
Adjust income tax to normalized rate(e)(f)	(9,513)	(2,019)
Adjusted Net Income	$26,318	$6,179

Shares used in computing GAAP diluted net income (loss) per share	63,103	51,897
Effect of certain securities considered anti-dilutive under GAAP(g)	—	50
Shares used in computing adjusted diluted net income per share	63,103	51,947

Adjusted Diluted EPS	$0.42	$0.12

(a)	Represents fees associated with debt placement and refinancing, costs incurred in connection with business combinations and potential acquisitions and other corporate transactions.

(b)	Represents impairment of goodwill and long-lived assets associated with our Phase I Services reporting unit.

(c)	Consists of contingent consideration expense incurred as a result of acquisitions and accounted for as compensation expense under GAAP.

(d)
Represents monitoring and advisory fees paid to affiliates of Avista Capital Partners, L.P. in the periods prior to the initial public offering in November 2014, as well as reimbursements of expenses paid to affiliates of Avista Capital Partners, L.P. and affiliates of Teachers' Private Capital pursuant to the Expense Reimbursement Agreement. These arrangements were terminated upon completion of our initial public offering.

(e)
In 2015 and 2014, our effective tax rate has been adjusted, in order to reflect the removal of the tax impact of our valuation allowances recorded against our deferred tax assets and changes in the assertion to indefinitely reinvest the undistributed earnings of foreign subsidiaries. Historically, we recorded a valuation allowance against some of our deferred tax assets, but we believe that these valuation allowances cause significant fluctuations in our financial results that are not indicative of our underlying financial performance. Specifically, the majority of our revenue was generated in jurisdictions in which we recognized no tax expense or benefit due to changes in this valuation allowance.

(f)	Adjustment for the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using the estimated effective tax rate of 36% in 2015 and 37% in 2014.

(g)
Adjustment represents the weighted average number of equity-based awards issued under the Company's equity incentive plans calculated using the treasury stock method that were excluded from shares used in computing GAAP diluted net loss per share due to reporting a net loss under GAAP for the period.

INC Research Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Full-Year 2015 Guidance
(in millions, except per share data)
(unaudited)

	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High
Net income and diluted earnings per share	$72.5	$82.5	$1.13	$1.29
Adjustments:
Amortization(a)	37.7	37.7
Stock-based compensation expense(a)	3.6	3.6
Contingent consideration treated as compensation expense(a)	0.6	0.6
Transaction expenses(a)	1.1	1.1
Restructuring expenses(a)	2.6	2.6
Asset impairment charges(a)	3.9	3.9
Debt extinguishment costs(a)	10.7	10.7
Other(a)	(3.8)	(3.7)
Income tax effect of above adjustments(b)	(39.4)	(42.0)
Adjusted net income and adjusted diluted earnings per share	$89.5	$97.0	$1.40	$1.52

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of income tax reduction.

(b)
Income tax expense is calculated and the adjustments are tax affected at an approximate rate of 36%, which is the midpoint of our range for the expected income tax rate of 35% to 37%. This adjustment also excludes the impact of the valuation allowances recorded against our deferred tax assets. Historically, we recorded a valuation allowance against some of our deferred tax assets, but we believe that these valuation allowances cause significant fluctuations in our financial results that are not indicative of our underlying financial performance.

INC Research Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$156,349	$126,453
Restricted cash	480	505
Accounts receivable:
Billed, net	149,745	130,270
Unbilled	122,701	118,101
Current portion of deferred income taxes	17,082	16,177
Prepaid expenses and other current assets	30,965	35,393
Total current assets	477,322	426,899
Property and equipment, net	41,813	43,725
Goodwill	553,597	556,863
Intangible assets, net	180,801	190,359
Deferred income taxes, less current portion	11,355	15,665
Other long-term assets	11,615	11,576
Total assets	$1,276,503	$1,245,087
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,010	$16,548
Accrued liabilities	97,026	111,655
Deferred revenue	282,510	246,902
Current portion of long-term debt	4,250	4,250
Current portion of capital lease obligations	254	441
Total current liabilities	398,050	379,796
Long-term debt, less current portion	414,450	415,277
Capital lease obligations, less current portion	—	11
Deferred income taxes	28,526	30,368
Other long-term liabilities	26,523	27,426
Total liabilities	867,549	852,878
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 30,000,000 authorized, 0 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Common stock $0.01 par value; 600,000,000 and 600,000,000 shares authorized; 61,253,673 and 61,233,850 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	612	612
Additional paid-in-capital	635,653	634,946
Accumulated other comprehensive loss	(35,418)	(26,200)
Accumulated deficit	(191,893)	(217,149)
Total stockholders' equity	408,954	392,209
Total liabilities and stockholders' equity	$1,276,503	$1,245,087

INC Research Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income (loss)	$25,256	$(1,552)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,244	14,371
Amortization of capitalized loan fees	441	2,944
Stock-based compensation	707	531
Allowance for doubtful accounts	211	566
Deferred income taxes	939	513
Foreign currency adjustments	(2,389)	(2,328)
Asset impairment charges	3,931	—
Other adjustments	(116)	9
Changes in operating assets and liabilities:
Accounts receivable billed and unbilled	(28,001)	12,176
Accounts payable and accrued expenses	(14,078)	(10,705)
Deferred revenue	39,803	11,942
Other assets and liabilities	2,683	2,743
Net cash provided by operating activities	43,631	31,210
Investing activities
Acquisition of business, net of cash acquired	—	(2,302)
Purchase of property and equipment	(4,870)	(4,624)
Net cash used in investing activities	(4,870)	(6,926)
Financing activities
Payments on long-term debt	(1,063)	(5,453)
Principal payments toward capital lease obligations	(199)	(813)
Dividends paid	—	(125)
Net cash used in financing activities	(1,262)	(6,391)
Effect of exchange rate changes on cash and cash equivalents	(7,603)	(706)
Net change in cash and cash equivalents	29,896	17,187
Cash and cash equivalents at the beginning of the period	126,453	96,972
Cash and cash equivalents at the end of the period	$156,349	$114,159